UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

Arcellx, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41259	47-2855917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

(Address of principal executive offices, including zip code)

(240) 327-0603

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On December 9, 2022, Arcellx, Inc. (“Arcellx”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Kite Pharma, Inc., a Gilead Company (“Kite”), pursuant to which Arcellx and Kite will collaborate on the development and commercialization of (i) Arcellx’s CAR T-cell therapy product known at Arcellx as “CART-ddBCMA,” which is currently the subject of Arcellx’s iMMagine-1 program (such product, the “Existing Product”, and the D-domain BCMA binder used in such product, the “Existing BCMA Binder”); (ii) next generation autologous CAR T-cell therapy products utilizing the Existing BCMA Binder (“NextGen Products”); and (iii) non-autologous cell therapy products using the Existing BCMA Binder (“Non-Auto Products”, and collectively with the Existing Product and the NextGen Products, Inc., “Licensed Products”), in each case for myeloma. Arcellx will also grant to Kite an option to negotiate the expansion of Licensed Products to include autologous CAR T-cell therapy products that utilize Arcellx’s ARC-SparX platform (“ARC-SparX Products”) that are directed to BCMA (known at Arcellx as “ACLX-001”) and ARC-SparX Products directed to CS1.

The consummation of the Collaboration Agreement is subject to obtaining any necessary consents and approvals, including review by the appropriate regulatory agencies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”).

Following the consummation of the Collaboration Agreement, Arcellx will receive a $225 million upfront cash payment. In addition, based on the development and commercialization plan of the Licensed Products, Arcellx will be eligible to receive up to approximately $3.9 billion in clinical, regulatory, and commercial milestone payments. In the United States, Arcellx and Kite will equally share profits and losses from the commercialization of the Existing Product and any NextGen Product for which Arcellx has exercised its option to co-promote (the “Co-Promote Products”). For Co-Promote Products outside of the United States and for any Licensed Product that is not a Co-Promote Product (the “Non-Co-Promote Products”), Arcellx will be eligible for tiered royalties in the low to mid teen percentages.

Arcellx and Kite will jointly develop the Co-Promote Products in accordance with mutually agreed development plans and development budgets. Arcellx will conduct the iMMagine-1 Program for the Existing Product and Kite will conduct all other development of Co-Promote Products. Other than certain items expressly set forth in the Collaboration Agreement, the out-of-pocket development costs for activities conducted in the United States for Co-Promote Products will be shared equally by Arcellx and Kite and the out-of-pocket development costs for activities conducted outside the United States as part of a global clinical study for Co-Promote Products will be borne 60% by Kite and 40% by Arcellx, however Kite will be solely responsible for the costs for country-specific clinical studies and CMC commercial readiness. Kite will be solely responsible for the conduct of development of the Non-Co-Promote Products at its sole cost.

In the United States, Arcellx and Kite will be jointly responsible for commercialization of the Co-Promote Products. Kite will be responsible, at its sole cost, for commercialization of the Co-Promote Products outside the United States and the Non-Co-Promote Products worldwide.

Kite will manufacture the Licensed Products and bear the CMC commercial readiness costs and capital expenses, except that Arcellx is responsible for manufacturing the Existing Product prior to transferring the manufacturing process to Kite.

Unless earlier terminated, the Collaboration Agreement will continue in effect until no Licensed Products are being developed or commercialized. The Collaboration Agreement is subject to customary termination provisions including termination by a party for the other party’s uncured, material breach. In the event of certain terminations of the Collaboration Agreement, Arcellx is entitled to certain reversionary rights with respect to the terminated products.

The Collaboration Agreement contains customary representations, warranties, covenants, and terms governing the prosecution and enforcement of intellectual property.

The foregoing description of the terms of the Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which Arcellx intends to file as an exhibit to a subsequent periodic report.

Common Stock Purchase Agreement

In connection with the Collaboration and License Agreement, Arcellx entered into a common stock purchase agreement (the “Purchase Agreement”) with Gilead Sciences, Inc. (“Gilead”) on December 9, 2022, pursuant to which Arcellx agreed to issue and sell, and Gilead has agreed to purchase, 3,478,261 shares of Arcelllx’s common stock (the “Shares”) for an aggregate purchase price of $100 million pursuant to the terms and conditions thereof. We expect to close the sale of the Shares within three business days following the satisfaction of the closing conditions set forth in the Purchase Agreement, which includes consummation of the Collaboration Agreement and the satisfaction of customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act.

Pursuant to the terms of a standstill and stock restriction agreement (the “Standstill Agreement”) to be entered into between Gilead and Arcellx at the closing of the sale of the Shares, Gilead will agree to certain transfer and standstill restrictions. In addition, Gilead will be entitled to certain registration rights with respect to the Shares following termination of the transfer restrictions.

The foregoing descriptions of the terms of the Purchase Agreement and Standstill Agreement (together, the “Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of such Agreements, each of which will be filed as exhibits to a subsequent periodic report.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K under the heading “Common Stock Purchase Agreement” is hereby incorporated by reference into this Item 3.02.

Upon the closing of the sale of Shares pursuant to the above-referenced Purchase Agreement, Gilead will purchase the Shares in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Arcellx relied upon these exemptions from registration based in part on representations made by Gilead in the Purchase Agreement. Gilead will acquire the Shares for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the Shares.

Item 7.01 Regulation FD Disclosure.

On December 9, 2022, Arcellx issued press releases announcing the collaboration with Kite and continued long-term responses from its CART-ddBCMA Phase 1 expansion trial in patients with relapsed or refractory multiple myeloma. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, and incorporated herein by reference.

The information furnished in this Item 7.01 and Item 9.01 (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this report that are not purely historical are forward-looking statements, including, without limitation, statements regarding the anticipated completion of the proposed transaction, including the closing of a proposed concurrent equity investment; potential payments that may be received by Arcellx in connection with the collaboration, including potential milestones and royalties; and Arcellx’s and Kite’s respective rights and obligations under the Collaboration Agreement. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including that the proposed transaction will be completed in a timely manner or at all, the possibility that certain closing conditions to the proposed transaction will not be satisfied; uncertainty as to whether the anticipated benefits and opportunities of the proposed collaboration may not be realized or make take longer to realize or may cost more than expected; risks of unexpected hurdles, costs or delays; challenges in technology transfer and cell therapy manufacturing, particularly scaling up to commercial supply volumes, can limit the benefits of the collaboration; challenges inherent in new product candidate development, including the uncertainty of clinical success and obtaining regulatory approvals; challenges associated with collaborating with third parties, including intellectual property, operational, financial and other risks; uncertainty of commercial success for new products; the ability of Arcellx and Kite to successfully execute their strategic plans; and other risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed with the Securities and Exchange Commission (SEC), and other documents that Arcellx files from time to time with the SEC. These forward-looking statements are made as of the date of this report, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 9, 2022.

99.2	Press Release dated December 9, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCELLX, INC.

Date: December 9, 2022	By:	/s/ Rami Elghandour
Rami Elghandour Chief Executive Officer